UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 11, 2021

FORRESTER RESEARCH, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-21433	04-2797789
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

60 Acorn Park Drive

Cambridge, Massachusetts 02140

(Address of principal executive offices, including zip code)

(617) 613-6000

(Registrant’s telephone number including area code)

N/A

(Former Name or Former Address, if Changes since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $.01 Par Value	FORR	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders

At the Annual Meeting of Stockholders of Forrester Research, Inc. (the “Company”) held on May 11, 2021 (the “Annual Meeting”), the proposals listed below were submitted to a vote of the stockholders. The proposals are described in the Company’s definitive proxy statement for the Annual Meeting. Each of the proposals was approved by the stockholders pursuant to the voting results set forth below.

Proposal 1 – The election of eight nominees to the Company’s Board of Directors.

The eight nominees named in the definitive proxy statement were elected to serve as directors. Information as to the vote on each director standing for election is provided below:

Nominee	For	Withheld	Broker Non-Votes
Jean M. Birch	17,604,098	147,382	942,058
David Boyce	17,534,412	217,068	942,058
Neil Bradford	17,599,884	151,596	942,058
George F. Colony	17,498,874	252,606	942,058
Anthony Friscia	17,604,632	146,848	942,058
Robert M. Galford	17,308,089	443,391	942,058
Gretchen G. Teichgraeber	17,501,088	250,392	942,058
Yvonne Wassenaar	17,604,682	146,798	942,058

Proposal 2 – The ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021.

The voting results were as follows:

For	Against	Abstaining	Broker Non-Votes
18,669,235	19,556	4,747	-0-

Proposal 3 – Approval by non-binding vote Forrester Research, Inc. executive compensation.

The voting results were as follows:

For	Against	Abstaining	Broker Non-Votes
17,667,152	77,231	7,097	942,058

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORRESTER RESEARCH, INC.

By	/s/ Ryan D. Darrah
Name: Ryan D. Darrah
Title: Chief Legal Officer and Secretary

Date: May 14, 2021